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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-3 (No. 333-82458) of our reports dated January 14, 2002 relating to the consolidated financial statements and financial statement schedules, which appear in UTStarcom, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Francisco, California

February 26, 2002